UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 1, 2006

GUNDLE/SLT ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-118278 (Commission File Number)	22-2731074 (IRS Employer Identification No.)
19103 Gundle Road
Houston, Texas 77073
(Address of Registrant’s principal executive offices)

(281) 443-8564
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry in a Material Definitive Agreement

2006 Executive Officer Compensation

On March 1, 2006, the Compensation Committee of the Board of Directors awarded the following bonus payments and stock options to its executive officers:
Name	Title	2006 Bonus(1)	2006 Stock Option Grants(2)

Samir T. Badawi	President and CEO	$533,120	10,913

Kelvin R. Collard	Vice President and CFO	$153,000	5,375

Ernest C. English, Jr.	Vice President and General Manager North America Operations	$130,148	4,000

Paul A. Firrell	Vice President and General Manager Europe/Africa Operations	$130,600(3)	4,000

Gerald E. Hersh	Vice President and General Manager U.S. Installation Operations	$94,256	4,000

James T. Steinke	Vice President and General Manager Asia/Pacific Operations	$108,281	4,000

(1) Incentive bonuses paid in 2006, and accrued in 2005, are based on achievement of (1) adjusted EBITDA target, (2) average working capital target and (3) personal goals as were set forth in the 2005 incentive bonus plan.

(2) Represents nonqualified stock options exercisable for the listed number of shares of GEO Holdings Corp. common stock. The options expire 10 years from the date of grant, are exercisable at any time for an exercise price of $21.35 per share. Options were granted under the GEO Holdings Corp. 2004 Stock Option Plan.

(3) Based on an exchange rate of 1.7205 at December 31, 2005.

Incentive Bonus Plan to be Earned in 2006

On March 1, 2006, the Compensation Committee approved the 2006 targets for the Incentive Bonus Plan. Cash bonuses are expected to be paid in early 2007 if the 2006 minimum target levels are exceeded for (i) adjusted net income before interest (net), income taxes, depreciation and amortization (“Adjusted EBITDA”); (ii) average working capital as a percent of revenue; and (iii) the executive’s personal goals. Adjusted EBITDA is defined in the Company’s credit agreement for the senior credit facility and excludes certain expenses, such as acquisition related expenses, losses on sales of inventory and property, unrealized mark to market charges on derivatives and management fees payable to CHS. The Compensation Committee also approved the continuation from 2005 of the following minimum, target and maximum cash bonus award levels, as a percent of salary, for the named executive officers for 2006.

Name	Title	Minimum	Target	Maximum

Samir T. Badawi	President and CEO	0%	70%	140%

Kelvin R. Collard	Vice President and CFO	0%	40%	80%

Ernest C. English, Jr.	Vice President and General Manager North America Operations	0%	35%	70%

Paul A. Firrell	Vice President and General Manager Europe/Africa Operations	0%	35%	70%

Gerald E. Hersh	Vice President and General Manager U.S. Installation Operations	0%	35%	70%

James T. Steinke	Vice President and General Manager Asia/Pacific Operations	0%	35%	70%

Item 2.02. Results of Operations and Financial Condition

On March 2, 2006, Gundle/SLT Environmental, Inc. issued a press release announcing operating results for the quarter ended December 31, 2005. A copy of this press release is being furnished as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 - Gundle/SLT Environmental, Inc. Press Release dated March 2, 2006.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED this 7th day of March, 2006.

GUNDLE/SLT ENVIRONMENTAL, INC.

By:	/s/ Kelvin R.Collard
Kelvin R. Collard
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1 —	Gundle/SLT Environmental, Inc. Press Release dated March 2, 2005.